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                                                                    EXHIBIT 10.5

                              AMENDED AND RESTATED
                             COMPENSATION AGREEMENT


         This Amended and Restated Compensation Agreement ("Agreement") is made and entered into by and between Palm Harbor Homes, Inc., a Florida corporation ("Palm Harbor"), and Lee Posey ("Employee"), dated to be effective as of March 27, 1999.

                                   WITNESSETH:

         WHEREAS, effective April 1, 1995, Palm Harbor and Employee entered into that certain Compensation Agreement (the "Original Agreement"); and

         WHEREAS, the parties desire to amend and restate the Original Agreement to reflect the current agreement between the parties;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the employment and payment of compensation to Employee upon the terms and conditions set forth herein and each act done pursuant hereto, the parties hereto agree as follows:

                                   EMPLOYMENT

         1. Nature of Employment. For the term of employment as below stated, and subject to general supervision by the Board of Directors of Palm Harbor (the "Board"), to whom Employee shall exclusively report, Palm Harbor hereby employs Employee as its Chairman of the Board to supervise and manage the operations of Palm Harbor, and to perform such other duties as are customarily provided by persons in similar officer positions with companies of the same general size and engaged in comparable businesses as the Company and as the Board shall from time to time reasonably prescribe. Employee shall have the authority to bind Palm Harbor to contracts to the same extent as the Chief Executive Officer and/or President of Palm Harbor, without the necessity of having the Board adopt a specific resolution in each such instance in which the Chief Executive Officer and/or President has or is given authority to execute contracts.

         2. Initial Term. Subject to earlier termination as hereinafter provided, the initial term of employment of Employee hereunder shall commence on the date hereof, and continue for a period of eight years, which eight-year term shall be renewable at the end of such eight-year period upon mutual written agreement of Palm Harbor and Employee. As used herein, the phrase "term of employment" shall mean said initial eight-year term of employment as well as any renewal terms thereof.

         3. Termination. This Agreement shall be terminated prior to the expiration of the term of employment only as follows:

             (a)  by mutual consent of the parties;



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             (b)  upon the death or permanent disability (as determined in accordance with the then existing policy of Palm Harbor) of Employee;

             (c)  by Palm Harbor, upon conviction of a felony by Employee;

             (d) by Palm Harbor, upon commission of any intentional misconduct relating to the business of Palm Harbor which causes material damage to Palm Harbor; or

             (e)  at Employee's option.

         4. Relationship. In performing the services described under this Agreement, it is mutually understood and agreed that Employee will at all times be acting and performing as an employee. This Agreement creates the relationship of principal and agent between Palm Harbor and Employee during the employment period. Subject to the limitations in Section 1, Employee shall have the authority to create obligations and make any contracts, agreements, representations and warranties on behalf of and in the name of Palm Harbor during the employment period.

         5. Services. During the term of employment, Employee shall furnish the services of Chairman of the Board to Palm Harbor for 100 days per year during the three fiscal years following the date of this Agreement, and 50 days per year during the five fiscal years thereafter, and shall perform such other services reasonably related thereto as the Board may from time to time reasonably request.

         6. Compensation. As compensation for his services to Palm Harbor and other duties and responsibilities herein contemplated during the term of employment, Employee shall receive from Palm Harbor $400,000 per annum during the term of employment that he provides 100 days of service to Palm Harbor, and $300,000 per annum during the term of employment that he provides 75 days of service to Palm Harbor, such amounts to be paid evenly during Palm Harbor's 24 pay periods.

         7. Sick Leave, etc. During the term of employment, Employee shall be entitled to sick leave of such duration as he is currently entitled, and dental, medical and other insurance and other fringe benefits, as are consistent with Palm Harbor's policy for its executive level employees. All reasonable travel expenses and other business expenses incurred by Employee in connection with the performance of his services for Palm Harbor shall be reimbursed to Employee by Palm Harbor. Such reimbursement shall be made upon presentation to Palm Harbor of vouchers, receipts, business purpose summaries and other statements itemizing such expenses in detail complying with all tax reporting requirements therefor and reimbursement policies of Palm Harbor.

         8. Compensation in the Event of Termination. If this Agreement is terminated for any reason, Employee or his estate, as applicable, shall be entitled to receive the lesser of (i) $1,000,000 or (ii) $16,667 multiplied by the remainder of 96 minus the number of months Employee provided services as an employee under this Agreement after March 27, 1999. Any amounts due and owing to Employee or his estate under this Section 8 shall be payable in cash, at Employee's or his



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executor's, as applicable, sole option (i) in equal monthly installments over a number of months selected by Employee or the executor of his estate, as applicable; or (ii) in one lump sum payment within 30 days of the date of termination.

         9. ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES BETWEEN THEM RELATED HERETO AND ANY RELATED CLAIM BY ANY PARTY THAT CANNOT AMICABLY BE SETTLED SHALL BE DETERMINED SOLELY AND EXCLUSIVELY BY ARBITRATION IN ACCORDANCE WITH THE RULES THEN PROMULGATED BY THE AMERICAN ARBITRATION ASSOCIATION ("AAA") OR ANY SUCCESSOR AT ITS OFFICES NEAREST DALLAS, TEXAS, UNLESS THE PARTIES OTHERWISE AGREE IN WRITING. A DISPUTE SUBJECT TO THE PROVISIONS OF THIS SECTION 9 WILL EXIST IF EITHER PARTY NOTIFIES THE OTHER IN WRITING THAT A DISPUTE SUBJECT TO ARBITRATION EXISTS AND STATES WITH REASONABLE SPECIFICITY THE ISSUES SUBJECT TO DISPUTE (THE "ARBITRATION NOTICE"). THE PARTIES AGREE THAT AFTER THE ISSUANCE OF AN ARBITRATION NOTICE, THE PARTIES WILL TRY IN GOOD FAITH TO RESOLVE THE DISPUTE BY MEDIATION IN ACCORDANCE WITH THE COMMERCIAL MEDIATION RULES OF THE AAA BETWEEN THE DATE OF ISSUANCE OF THE ARBITRATION NOTICE AND THE DATE SET FOR ARBITRATION. THE PARTIES ALSO AGREE THAT THE AAA OPTIONAL RULES FOR EMERGENCY MEASURES OF PROTECTION SHALL APPLY TO THE PROCEEDING. IF THE DISPUTE IS NOT SETTLED BY THE DATE SET FOR ARBITRATION, THEN ANY REMAINING UNRESOLVED CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH THEREOF WILL BE RESOLVED BY BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AAA, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR(S) MAY BE ENTERED AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION. ANY MEDIATOR OR ARBITRATOR SELECTED TO RESOLVE SUCH A DISPUTE MUST HAVE AT LEAST 10 YEARS EXPERIENCE IN THE FINANCE FIELD AND MUST HAVE ACTED AS MEDIATOR OR ARBITRATOR IN AT LEAST FIVE PRIOR DISPUTES WHERE THE AMOUNT IN CONTROVERSY EQUALS OR EXCEEDS THE AMOUNT IN CONTROVERSY IN THE SUBJECT DISPUTE. ANY SUCH MEDIATOR OR ARBITRATOR MUST BE ACCEPTABLE TO EMPLOYEE AND PALM HARBOR AND MUST BE KNOWLEDGEABLE ABOUT MANUFACTURED HOUSING AND RELATED FINANCIAL ISSUES; PROVIDED, HOWEVER, THAT SUCH MEDIATOR OR ARBITRATOR SHALL NOT BE EMPLOYED BY OR ACTING AS A CONSULTANT TO A COMPETITOR OF PALM HARBOR. IF THE PARTIES ARE UNABLE TO REACH AGREEMENT ON A MEDIATOR OR ARBITRATOR WITHIN SEVEN DAYS AFTER RECEIPT OF THE ARBITRATION NOTICE, THEN A MEDIATOR OR ARBITRATOR MEETING THE REQUIREMENTS OF THIS SECTION 9 WILL BE SELECTED BY THE AAA.

         10. Confidentiality. During the term of this Agreement, and thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Palm Harbor or its affiliates,



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any Confidential Information. "Confidential Information" means information relating to the operations of Palm Harbor or any subsidiaries or affiliates thereof that is not generally known, is proprietary to Palm Harbor, its subsidiaries or affiliates or is made known to Employee or learned or acquired by Employee while in the employ of Palm Harbor, including, without limitation, information relating to advertising, marketing, accounting, purchasing, selling, finance and business methods and techniques.

         11. Notice. Whenever, in connection with this Agreement, any notice is required to be given or any other act or event is to be done or occur on or by a particular number of days, and the date thus particularized should be a Saturday, Sunday, or bank holiday in the City of Dallas, Texas, such date shall be postponed to the next day which shall not be a Saturday, Sunday, or bank holiday in the City of Dallas, Texas. In the event a notice or other document is required to be given hereunder to Palm Harbor or Employee, such notice or other document shall either be personally delivered or be mailed to the party entitled to receive the same by registered or certified mail, return receipt requested, at the appropriate address set forth below or at such other address as such party shall designate in a written notice given in accordance with this Section:

         CORPORATION:                                  EMPLOYEE:

         Palm Harbor Homes, Inc.                       Lee Posey
         15303 Dallas Parkway, Suite 800               17427 Club Hill Drive
         Addison, Texas  75001                         Dallas, Texas 75248

Notice shall be deemed given on the date of actual delivery, if delivered in person, or, if mailed, then on the date noted on the return receipt.

         12. Severability and Reformation. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of Employee or Palm Harbor under this Agreement would not be materially and adversely affected thereby, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and Palm Harbor and Employee hereby request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with this Section 12.

         13. Waiver, Modification, and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the entire agreement of the parties and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties and all such prior or contemporaneous representations, understandings and agreements (including, but not limited to, the Original Agreement) are hereby terminated. This



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Agreement may not be modified, altered or amended except by written agreement executed by all the parties hereto.

         14. Binding Effect and Assignability. Employee and Palm Harbor understand and acknowledge that Employee's duties and responsibilities under this Agreement are personal in nature and shall not be assigned by Employee or Palm Harbor to any other person or entity without the prior written consent of the other party hereto, which consent may be withheld in such party's sole discretion.

         15. Law Applicable; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas; this Agreement is performable in, and venue for any litigation shall lie in, Dallas County, Texas.

         16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, and all of which together shall constitute one and the same Agreement.

         17. Attorney's Fees. The prevailing party in any arbitration brought by or against the other party to enforce any provision of this Agreement shall be entitled to recover against the non-prevailing party the reasonable attorney's fees, court or arbitration costs and other expenses incurred by the prevailing party.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first set above.


PALM HARBOR HOMES, INC.,                       EMPLOYEE
a Florida corporation



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LARRY KEENER, CHIEF EXECUTIVE                  LEE POSEY
OFFICER AND PRESIDENT



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